UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 26, 2007

VIEW SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49846	59-2928366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Caton Center Drive Suite E Baltimore, Md. 21227	21227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 242-8439

(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

[ ]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant’s Certifying Accountant

On March 26, 2007, View Systems, Inc. (the “Company”) dismissed Chisholm , Bierwolf & Nilson, LLC (“Chisholm”) as its principal independent registered public accounting firm.  The Company engaged Davis, Sita & Company, P.A. (“Davis”) in 2006 to provide audit related services but Davis was not appointed as the Company’s principal independent accountant until March 26, 2007. The Company’s Board of directors approved the decision to change independent registered accounting firms.

During the Company’s fiscal years ended December 31, 2004, December 31, 2005, and through the date of  Chisholm’s dismissal,  there were no disagreements with Chisholm , Bierwolf & Nilson, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chisholm , Bierwolf & Nilson, LLC, would have caused Chisholm , Bierwolf & Nilson, LLC to make reference to the disagreements in connection with its reports on the Company's financial statements for such years. The reports of Chisholm , Bierwolf & Nilson, LLC on our the Company’s financial statements for the fiscal years ending December 31, 2004 and December 31, 2005 did contain a statement indicating "substantial doubt about the company's ability to continue as a going concern."

The Company has provided Chisholm the foregoing disclosures and has requested that Chisholm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Chisholm wherein they have confirmed their agreement to the Company's disclosures. A copy of Chisholm's letter has been filed as an exhibit to this report.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

  (c) Exhibits.

Exhibit

Number   Description

_______________________________________________________________________

16.1	Letter from Chisholm , Bierwolf & Nilson, LLC dated March 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc.
By: /s/ Gunther Than
Gunther Than
Chief Executive Officer
Date: March 30, 2007